Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2022, OBCMS, Inc., a Florida corporation (the “Merger Sub”), a subsidiary of OneWater Marine Inc., a Delaware corporation (the "Company," "OneWater," "we," or "us"), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and Ocean Bio-Chem, Inc., a Florida corporation (“Ocean Bio-Chem”) pursuant to which the Merger Sub will merge with and into Ocean Bio-Chem with Ocean Bio-Chem surviving the merger as a wholly-owned subsidiary of the Company (the “Acquisition”). Ocean Bio-Chem is principally engaged in the manufacture, marketing and distribution of a broad line of products for the marine, automotive, power sports, recreational vehicle, home care and outdoor power equipment markets. On August 9, 2022, the Company completed the acquisition of Ocean Bio-Chem. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, each share of common stock of Ocean Bio-Chem issued and outstanding immediately prior to the effective time of the Merger Agreement (other than shares of common stock of Ocean Bio-Chem cancelled in accordance with the terms of the Merger Agreement and the Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive approximately $13.08 in cash consideration, without interest (the “Merger Consideration”), for an aggregate purchase price of approximately $124.4 million.

Also, as previously disclosed in a Current Report on Form 8-K, filed with the SEC on October 21, 2021, OneWater entered into an Equity Purchase Agreement on October 20, 2021 with THMS Holdings, LLC, a Delaware limited liability company ("THMS") and certain subsidiaries of THMS, pursuant to which the Company agreed to acquire all the outstanding equity interests of THMS. On November 30, 2021, the Company completed the acquisition of THMS for approximately $178.6 million in cash consideration and 133,531 shares of Class A common stock, par value $0.01 per share, of the Company, with a value of approximately $6.8 million.

To finance the transactions, OneWater entered into the Second and Third Amendment to its Term Loan Credit Facility (the "Term Loan Facility"), dated as of November 30, 2021 and August 9, 2022, respectively, pursuant to the Amended and Restated Credit Agreement, as amended from time to time (the "credit facility"), by and among One Water Assets & Operations, LLC, as borrower, the Company and certain of its other subsidiaries as guarantors, the other parties thereto, Truist Bank, as administrative agent, collateral agent, issuing bank and swingline lender, and the lenders party thereto to, among other things, provide for an incremental term loan with an aggregate principal amount equal to $200 million and $111 million, respectively, which will be added to, and constitute a part of, the existing term loan. The incremental term loan will increase the existing term loan and will be on the same terms applicable to the existing term loan under the Amended and Restated Credit Agreement and the other loan documents.

The unaudited pro forma combined financial information presents our results after giving effect to (i) the acquisitions of OBCI and THMS, (ii) the use of the estimated net proceeds to us from the Second and Third Amendment to the Term Loan Facility, (iii) a provision for corporate income taxes on the income of THMS attributable to OneWater at our statutory rate, inclusive of all U.S. federal, state and local income taxes, and (iv) the repayment of certain long-term debt that was assumed as part of the acquisition of OBCI (collectively the "transaction accounting adjustments" or "pro forma adjustments"). Pro forma adjustments to the unaudited pro forma combined balance sheet give effect to the pro forma adjustments as if they had occurred on June 30, 2022. Pro forma adjustments to the unaudited pro forma combined statements of operations give effect to the pro forma adjustments as if they had occurred on October 1, 2020.

We have derived the unaudited pro forma combined financial information for the nine months ended June 30, 2022 from the unaudited historical financial statements of OneWater, the trailing nine months ended June 30, 2022 for OBCI and the two months ended November 30, 2021 for THMS. We derived the unaudited pro forma condensed statement of comprehensive income for the year ended September 30, 2021 from the audited historical financial statements of OneWater and the trailing twelve month ended September 30, 2021 unaudited historical financial statements for both OBCI and THMS which have December 31 fiscal year ends. The unaudited pro forma financial information should be read in conjunction with the historical financial statements which can be found in OneWater’s Form 10-K for the fiscal year ended September 30, 2021 and Form 10-Q for the nine months ended June 30, 2022, as filed with the SEC.

The pro forma adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions described herein and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only. The transaction accounting adjustments reflect  the application of required accounting to the acquisitions linking the effects of the acquired businesses to OneWater's historical financial statements. The unaudited pro forma combined financial information includes various estimates which are subject to material change and may not be indicative of what our operations or financial position would have been had the described transactions, taken place on the dates indicated, or that may be expected to occur in the future. In addition, future results may vary significantly from the results reflected in the unaudited pro forma combined financial statements and should not be relied on as an indication of our results after the consummation of this transactions. The pro forma financial information is qualified in its entirety by reference to, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes which can be found in OneWater’s Form 10-K for the fiscal year ended September 30, 2021 and Form 10-Q for the nine months ended June 30, 2022, as filed with the SEC.

ONEWATER MARINE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
($ in thousands except par value and per share data)

Assets	OneWater Marine Inc. Historical	Ocean Bio-Chem Inc. Historical	Transaction Accounting Adjustments		Combined Pro Forma
Current Assets:
Cash	$95,690	$7,018	$(31,727)	(1) (4)	$70,981
Restricted cash	16,209	-	-		16,209
Accounts receivable, net	80,495	11,580	2,106	(1)	94,181
Receivables due from affiliated companies	-	1,494	(1,494)	(1)	-
Inventories, net	269,430	23,584	127	(1)	293,141
Prepaid expenses and other current assets	57,389	1,727	(246)	(1)	58,870
Total current assets	519,213	45,403	(31,234)		533,382

Property and equipment, net	80,235	18,310	10,006	(1)	108,551
Operating lease right-of-use assets	126,433	138	(83)	(1)	126,488

Other Assets:
Deposits	823	-	-		823
Deferred tax asset	32,585	-	-		32,585
Identifiable intangible assets, net	245,659	1,239	54,561	(1)	301,459
Goodwill	342,605	-	13,242	(1)	355,847
Total other assets	621,672	1,239	67,803		690,714
Total assets	$1,347,553	$65,090	$46,492		$1,459,135

Liabilities and Stockholders’ Equity / Members’ Equity
Current Liabilities:
Accounts payable	$51,199	$3,741	$(1,200)	(1) (3)	$53,740
Other payables and accrued expenses	54,725	1,549	1,898	(1) (2)	58,172
Customer deposits	65,520	-	-		65,520
Note payable - floor plan	217,338	-	-		217,338
Current portion of operating lease liabilities	12,788	91	(36)	(1)	12,843
Current portion of long-term debt	19,450	751	(751)	(1)	19,450
Revolving line of credit	-	3,460	(3,460)	(1)	-
Current portion of tax receivable agreement liability	915	-	-		915
Total current liabilities	421,935	9,592	(3,549)		427,978

Long-term Liabilities:
Other long-term liabilities	25,766	-	-		25,766
Deferred tax liability	-	455	(455)	(1)	-
Tax receivable agreement liability	45,290	-	-		45,290
Noncurrent operating lease liabilities	114,545	46	(46)	(1)	114,545
Long-term debt, net of current portion and unamortized debt issuance costs	316,349	7,280	98,720	(1) (4)	422,349
Total Liabilities	923,885	17,373	94,670		1,035,928

Stockholders’ Equity / Members Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of June 30, 2022	-	-	-		-
Class A common stock, $0.01 par value, 40,000,000 shares authorized, 14,133,130 shares issued and outstanding as of June 30, 2022	141	-	-		141
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 1,429,940 shares issued and outstanding as of June 30, 2022	14	-	-		14
Common stock, $0.01 par value, 12,000,000 shares authorized; 9,509,799 shares issued and outstanding as of June 30, 2022	-	95	(95)	(1)	-
Additional paid-in capital	178,347	11,141	(11,141)	(1)	178,347
Accumulated other comprehensive loss	-	(292)	292		-
Retained earnings	186,536	36,773	(37,234)	(1) (2) (3)	186,075
Total stockholders’ equity attributable to OneWater Marine Inc.	365,038	47,717	(48,178)		364,577
Equity attributable to non-controlling interests	58,630	-	-		58,630
Total stockholders’ equity / members equity	423,668	47,717	(48,178)		423,207
Total liabilities and stockholders’ equity / members’ equity	$1,347,553	$65,090	$46,492		$1,459,135

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

ONEWATER MARINE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2022
($ in thousands except per share data)

	OneWater Marine Inc. for the nine months ended June 30, 2022	T-H Marine Supplies LLC for the two months ended November 30, 2021	Transaction Accounting Adjustments		Ocean Bio-Chem Inc. for the nine months ended June 30, 2022	Transaction Accounting Adjustments		Combined Pro Forma
Revenues
New Boat	903,104	-	-		-	-		903,104
Pre-owned boat	227,484	-	-		-	-		227,484
Finance & insurance income	43,234	-	-		-	-		43,234
Service, parts & other	173,477	15,669	-		-	41,941	(13)	231,087
Net Sales	-	-	-		41,941	(41,941)	(13)	-
Total revenues	1,347,299	15,669	-		41,941	-		1,404,909

Cost of sales (exclusive of depreciation and amortization shown separately below)
New Boat	659,046	-	-		-	-		659,046
Pre-owned boat	164,078	-	-		-	-		164,078
Service, parts & other	96,729	10,969	-		-	27,667	(13)	135,365
Cost of goods sold	-	-	-		27,667	(27,667)	(13)	-
Total cost of sales	919,853	10,969	-		27,667	-		958,489

Selling, general and administrative expenses	222,455	4,062	-		-	12,045	(13)	238,562
Advertising and promotion	-	-	-		3,568	(3,568)	(13)	-
Selling and administrative	-	-	-		8,551	(8,551)	(13)	-
Depreciation and amortization	10,549	923	-		-	74	(13)	11,546
Transaction costs	5,158	9,859	-		-	-		15,017
Change in fair value of contingent consideration	11,022	-	-		-	-		11,022
Income from operations	178,262	(10,144)	-		2,155	-		170,273

Other expense (income)
Interest expense - floor plan	3,056	-	-		-	-		3,056
Interest expense - other	7,937	908	92	(6) (7)	146	4,641	(11) (12)	13,632
Other (income) expense, net	491	79	(59)	(5)	-	-		570
Total other expense (income), net	11,484	987	33		146	4,641		17,258
Income before income tax expense	166,778	(11,131)	(33)		2,009	(4,641)		153,015
Income tax expense	36,455	-	(2,445)	(9)	405	(947)	(9)	35,913
Net income	130,323	(11,131)	2,412		1,604	(3,694)		117,102
Less: Net income attributable to non-controlling interests	1,970	-	-		-	-		1,970
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	16,060	-	(1,345)	(8)	-	(317)	(8)	15,743
Net income attributable to OneWater Marine Inc.	$112,293	$(11,131)	$3,757		$1,604	$(3,377)		$101,359

Other comprehensive income (loss):
Net income (loss)	$130,323	$(11,131)	$2,412		$1,604	$(3,694)		$117,102
Foreign currency translation adjustment	-	-	-		3	-		3
Comprehensive income (loss)	130,323	(11,131)	2,412		1,607	(3,694)		117,105
Less: Comprehensive income (loss) attributable to non-controlling interests	18,030	-	(1,345)		-	(317)		17,713
Comprehensive income (loss) attributable to OneWater Marine Inc.	$112,293	$(11,131)	$3,757		$1,607	$(3,377)		$99,392

Pro forma weighted average shares of Class A common stock outstanding:
Basic	13,791	-	-		-	-		13,791
Diluted	14,205	-	-		-	-		14,205

Pro forma income per Class A common stock per share:
Basic	$8.14	-	-		-	-		$8.14
Diluted	$7.90	-	-		-	-		$7.90

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

ONEWATER MARINE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2021
($ in thousands except per share data)

	OneWater Marine Inc. for the year ended September 30, 2021	T-H Marine Supplies LLC for the 12 months ended September 30, 2021	Transaction Accounting Adjustments		OneWater Marine Inc. Pro Forma as Adjusted for the 12 months ended September 30, 2021	Ocean Bio-Chem Inc. for the twelve months ended September 30, 2021	Transaction Accounting Adjustments		Combined Pro Forma
Revenues
New Boat	872,680	-	-		872,680	-	-		872,680
Pre-owned boat	216,416	-	-		216,416	-	-		216,416
Finance & insurance income	42,668	-	-		42,668	-	-		42,668
Service, parts & other	96,442	93,376	-		189,818	-	63,182	(13)	253,000
Net Sales	-	-	-		-	63,182	(63,182)	(13)	-
Total revenues	1,228,206	93,376	-		1,321,582	63,182	-		1,384,764

Cost of sales (exclusive of depreciation and amortization shown separately below)
New Boat	661,764	-	-		661,764	-	-		661,764
Pre-owned boat	162,278	-	-		162,278	-	-		162,278
Service, parts & other	46,709	61,501	-		108,210	-	39,170	(13)	147,380
Cost of goods sold	-	-	-		-	39,170	(39,170)	(13)	-
Total cost of sales	870,751	61,501	-		932,252	39,170	-		971,422

Selling, general and administrative expenses	199,049	19,325	-		218,374	-	12,805	(13)	231,179
Advertising and promotion	-	-	-		-	3,878	(3,878)	(13)	-
Selling and administrative	-	-	-		-	9,022	(9,022)	(13)	-
Depreciation and amortization	5,411	3,367	-		8,778	-	95	(13)	8,873
Transaction costs	869	1,344	-		2,213	-	-		2,213
Change in fair value of contingent consideration	3,249	-	-		3,249	-	-		3,249
Income from operations	148,877	7,839	-		156,716	11,112	(0)		167,828

Other expense (income)
Interest expense - floor plan	2,566	-	-		2,566	-	-		2,566
Interest expense - other	4,344	2,275	3,725	(6) (7)	10,344	153	6,230	(11) (12)	16,727
Gain on insurance settlement	-	-	-		-	(75)	75	(13)	-
Other (income) expense, net	(248)	312	(378)	(5)	(314)	-	(75)	(13)	(389)
Total other expense (income), net	6,662	2,587	3,347		12,596	78	6,230		18,904
Income before income tax expense	142,215	5,252	(3,347)		144,120	11,034	(6,230)		148,925
Income tax expense	25,802	-	402	(9)	26,204	2,377	(1,601)	(9)	26,980
Net income	116,413	5,252	(3,749)		117,916	8,657	(4,628)		121,944
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	37,354	-	230	(8)	37,584	-	441	(8)	38,025
Net income attributable to OneWater Marine Inc.	$79,059	$5,252	$(3,979)		$80,332	$8,657	$(5,070)		$83,919

Other comprehensive income (loss):
Net income (loss)	$116,413	$5,252	$(3,749)		$117,916	$8,657	$(4,628)		$121,944
Foreign currency translation adjustment	$-	$-	$-		$-	$1	$-		$1
Comprehensive income (loss)	$116,413	$5,252	$(3,749)		$117,916	$8,658	$(4,628)		$121,945
Less: Comprehensive income (loss) attributable to non-controlling interests	$37,354	$-	$230		$37,584	$-	$441		$38,025
Comprehensive income (loss) attributable to OneWater Marine Inc.	$79,059	$5,252	$(3,979)		$80,332	$8,658	$(5,070)		$83,920

Pro forma weighted average shares of Class A common stock outstanding:
Basic	11,087	-	134	(10)	11,221	-	-		11,221
Diluted	11,359	-	134	(10)	11,493	-	-		11,493

Pro forma income per Class A common stock per share:
Basic	$7.13	-	-		$7.16	-	-		$7.48
Diluted	$6.96	-	-		$6.99	-	-		$7.30

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

OneWater Marine Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Note 1 – Basis of Presentation

The historical consolidated financial statements of OneWater have been adjusted in the pro forma combined financial statements to give effect to the acquisition of THMS, which was completed on November 30, 2021, and OBCI, which was completed on August 9, 2022. The transaction accounting adjustments reflect the application of required accounting to the acquisitions linking the effects of the acquired businesses to OneWater's historical financial statements.

Both business combinations were accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquiror for accounting purposes, OneWater has estimated the fair value of assets acquired and liabilities assumed and conformed the accounting policies to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisitions.

Note 2 – Purchase Price Allocation

OneWater has performed a preliminary analysis of the fair market value of OBCI’s assets and liabilities. The following table summarizes the consideration transferred and the allocation of the purchase price as of the acquisition date (in thousands):

Consideration:
Purchase price	$124,388
Less: Cash acquired	(1,829)
Total consideration transferred	$122,559

Preliminary Pro Forma Purchase Price Allocation:
Accounts receivable, net	$13,686
Inventories	23,711
Prepaid expenses and other current assets	1,481
Property and equipment	28,316
Operating lease right-of-use assets	55
Intangible Assets	55,800
Goodwill	13,242
Accounts payable	3,488
Other payables and accrued expenses	2,039
Operating lease liabilities	55
Long-term debt	8,150
Total consideration	$122,559

This preliminary purchase price allocation has been used to prepare pro forma adjustments for OBCI in the pro forma balance sheet. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in fair values of assets and liabilities and changes in allocations to intangible assets such as trade names, developed technology, customer relationships and goodwill.

Note 3 – Term Loan Facility

The Company completed the acquisition of OBCI for approximately $124.4 million in cash consideration. The Company financed the cash consideration by expanding its Term Loan Facility by $111.0 million, net of $5.0 million in debt issuance costs. The Company’s variable interest rate on the Term Loan Facility was approximately 5.75% after the closing of the acquisition on August 9, 2022.

The Company completed the acquisition of THMS for approximately $178.6 million in cash consideration and 133,531 shares of Class A common stock, par value $0.01 per share, of the Company, with a value of approximately $6.8 million. The Company financed the cash consideration by expanding its Term Loan Facility by $200 million, net of $4.5 million in debt issuance costs. The Company’s variable interest rate on the Term Loan Facility was approximately 3.0% after the closing of the acquisition on November 30, 2021. As a result of the financing, the Company also increased its cash position by $16.9 million to be used for general corporate purposes.

Note 4 – Pro Forma Adjustments to the Unaudited Pro Forma Combined Balance Sheet

1)	Reflects the following adjustments related to OneWater’s acquisitions of OBCI:

a.	Receipt of $106 million in proceeds, net of expenses for OneWater’s expansion of its credit facility, which was used to fund the acquisition.

b.
Adjustment to account balances to reflect the preliminary purchase price allocation which has been used to prepare the transaction accounting adjustments in the pro forma balance sheet. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments.

2)	To record $1.4 million in transaction costs related to OneWater’s acquisition of OBCI.

3)
Reflects the income tax effects of the pro forma adjustments where presented (which have been reduced by the corresponding net loss attributable to non-controlling interest that is not taxable to the c-corporation) at the current statutory rate of 21.9%.

4)	Reflects the repayment of $8.2 million of long-term debt assumed in the acquisition of OBCI.

Note 5 – Pro Forma Adjustments to the Unaudited Pro Forma Combined Statements of Operations

5)	Reflects the elimination of a management agreement THMS had with its private equity sponsor.

6)	Reflects the elimination of the interest expense associated with debt on the balance sheet of THMS, that was paid off in full as of the acquisition date.

7)
Reflects the addition of the interest expense at the Company’s variable rate of 3.0% following the acquisition applied to the $200 million in incremental borrowings by OneWater to finance the acquisition. A one-eighth percent change in interest rates as of June 30, 2022 would change interest expense by less than $0.1 million for the nine months ended June 30, 2022 and by $0.3 million for the year ended September 30, 2021.

8)
To allocate a portion of pretax income to the non-controlling interests of One Water Marine Holdings LLC, net of an allocation to the non-controlling interest for the prorated amount of pro forma entries.

9)
Following the acquisition, the earnings of THMS will be subject to U.S. federal income taxes, in addition to state and local taxes, which will result in higher income taxes than during THMS history as a limited liability company. As a result, the corresponding pro forma adjustment establishes an income tax expense, reflecting the tax status of OneWater subsequent to the acquisition, related to their income for the two months ended November 30, 2021 and for the year ended September 30, 2021. Also reflects the income tax effects of the pro forma adjustments where presented (which have been reduced by the corresponding net loss attributable to noncontrolling interest that is not taxable to the c-corporation) at the current statutory rate of 21.9% for the nine months ended June 30, 2022, and 24.0% for the year ended September 30, 2021.

10)	To reflect the 133,531 shares of Class A common stock, par value $0.01 per share, of the Company, with a value of $6.8 million issued as part of the purchase price of THMS.

11)
Reflects the elimination of the interest expense associated with debt on the historical balance sheet of OBCI, that was assumed in the acquisition and subsequently paid off in full as of the acquisition date.

12)
Reflects the addition of the interest expense at the Company’s current variable rate of 5.75% applied to the $111 million in incremental borrowings by OneWater to finance the acquisition. A one-eighth percent change in interest rates as of June 30, 2022 would change interest expense by $0.1 million for the nine months ended June 30, 2022 and for the year ended September 30, 2021.

13)	Reflects certain reclassifications that have been made to adjust and conform OBCI’s historical financial information to OneWater’s financial statement classification.